                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 15, 2003

                               TWINLAB CORPORATION

               (Exact Name of Registrant as Specified in Charter)

           Delaware                        0-21003               11-3317986
           --------                        -------               ----------

(State or Other Jurisdiction of          (Commission          (I.R.S. Employer
        Incorporation)                  File Number)         Identification No.)

                          150 MOTOR PARKWAY, SUITE 210
                            HAUPPAUGE, NEW YORK 11788

                    (Address of Principal Executive Offices)

                              --------------------

                                 (631) 467-3140

              (Registrant's telephone number, including area code)

                              --------------------

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

99.1 Twinlab Corporation - Monthly Operating Report for the month ended November 30, 2003
99.2 Twin Laboratories Inc. - Monthly Operating Report for the month ended November 30, 2003
99.3 Twin Laboratories (UK) Ltd. - Monthly Operating Report for the month ended November 30, 2003

ITEM 9.  REGULATION FD DISCLOSURE.

         As previously disclosed, on September 4, 2003, Twinlab Corporation, Twin Laboratories Inc. and Twin Laboratories (UK) Ltd. (collectively the "Company") commenced voluntary cases under chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court"). The chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (CB) pursuant to an order of the Court.

         The Company remains in possession of its assets and properties, and continues to operate its businesses and manage its properties as a "debtor-in-possession" pursuant to sections 1107(a) and 1108 of the Federal Bankruptcy Code.

         On December 15, 2003, the Company filed with the Court their required Monthly Operating Reports for the month ended November 30, 2003 in a form prescribed by the office of the United States Trustee of the Department of Justice for the Southern District of New York. A copy of the Monthly Operating Reports for each of the companies is attached hereto as Exhibits 99.1 to 99.3. This Current Report (including the Exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

         The Company's informational filings with the Court, including these Monthly Operating Reports, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Monthly Operating Reports may be available electronically, for a fee, through the Court's Internet world wide web site, whose address is www.nysb.uscourts.gov.

         The Company cautions investors and potential investors not to place undue reliance upon the information contained in these Monthly Operating Reports, and they were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company, or any other affiliate of the Company. The Monthly Operating Reports were not audited or reviewed by independent accountants, are in a format prescribed by the United States Trustee of the Department of Justice for the Southern District of New York, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods which are

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shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act.

         This Current Report and exhibits hereto may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or revise any such forward-looking statements. Such statements could be subject to risk and uncertainty that exist in the operations of the Company and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission:

(i) the impact of competitive products; (ii) changes in law and regulations;
(iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding nutritional supplements; (vii) uncertainties relating to acquisitions; (viii) the inability of the Company to gain and/or hold market share; (ix) exposure to and expense of resolving and defending product liability claims and other litigation; (x) consumer acceptance of the Company's products; (xi) managing and maintaining growth; (xii) customer demands; (xiii) the inability to achieve cost savings and operational efficiencies from the consolidation of the manufacturing and distribution facilities; (xiv) dependence on individual products; (xv) dependence on individual customers, (xvi) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability, (xvii) the success of product development and new product introductions into the marketplace including the Company's line of ephedra-free products; (xviii) lack of available product liability insurance for ephedra-containing products; (xix) slow or negative growth in the nutritional supplement industry; (xx) the departure of key members of management; (xxi) the absence of clinical trials for many of the Company's products; (xxii) the ability of the Company to efficiently manufacture its products; and (xxiii) the impact of filing for Chapter 11 under the U.S. bankruptcy laws.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2003           TWINLAB CORPORATION
                                  (registrant)

                                   By: /s/ Ross Blechman
                                       --------------------------------------
                                   Name: Ross Blechman
                                   Its: Chairman of the Board,
                                        Chief Executive Officer and President

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                                  EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------
   99.1        Twinlab Corporation - Monthly Operating Report for the month ended
               November 30, 2003
   99.2        Twin Laboratories Inc. - Monthly Operating Report for the month ended
               November 30, 2003
   99.3        Twin Laboratories (UK) Ltd. - Monthly Operating Report for the month ended November 30, 2003

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